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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of R.H. Donnelley Corporation on Forms S-8 (File Nos. 33-25774, 33-27144, 33-44551, 33-51005, 33-56289, 33-64317, 333-15255, 333-46615) of our report dated February 19, 1999, on our audits of the consolidated financial statements of R.H. Donnelley Corporation at December 31, 1998 and 1997 and for each of the three years ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

                                            /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
March 30, 1999

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